TEXAS ASSOCIATION OF REALTORS

           COMMERCIAL CONTRACT - IMPROVED PROPERTY

  1.    PARTIES: Seller agrees to sell and convey to Buyer the
   Property described in Paragraph 2.  Buyer agrees to buy the
   Property from Seller for the sales price stated in Paragraph
   3.  The parties to this contract are:  /s/ DT /s/ ML

       Seller:    AEI REAL ESTATE FUND XV LIMITED PARTNERSHIP
       Address:   30 E. 7 th Street  St. Paul, MN
       Phone:     651-227-7333   Fax: 651-227-7705

       Buyer:     David Trollinger
       Address:   233 Linda   Sulpher Springs, TX
       Phone:     903-439-6311  Fax: 903-439-6312

  2.    PROPERTY:
       A. "Property" means that real property situated in HUNT
           County, Texas at  3103   I-30 West, Greenville, Texas
           (address) and that is legally described on the attached Exhibit or as follows:

           .8724 acres
           Block 1, Lot 2, Interstate 30 Center Addition
           Greenville, Texas, Hunt County

       B.   Seller will sell and convey the Property together with:
             (1) all buildings, improvements, and fixtures;
             (2) all rights, privileges, and appurtenances pertaining to the Property, including Seller's right, title, and interest in any minerals, utilities, adjacent streets, alleys, strips, gores, and rights-of way;
             (3) Seller's interest in all leases, rents, and security
                 deposits for all or part of the Property;
             (4) Seller's interest in all licenses and permits related
                 to the Property;
             (5) Seller's interest in all third party warranties or
                 guaranties, if transferable, relating to the Property or any fixtures;
             (6) Seller's interest in any trade names, if transferable, used in connection with the Property; and
             (7) all Seller's tangible personal property located on the
                 Property that is used in connection with the Property's operations.

  3. SALES PRICE: At or before closing, Buyer will pay the following
     sales price for the property:       $ 500,000.00   /s/DT /s/ML

       A. Cash portion payable by Buyer at closing
       B. Sum of all financing described in Paragraph 4
       C. Sales Price (sum of 3A and 3B) $ 500,000.00  /s/ DT /s/ML

 Initialed  for Identification by Buyer /s/  DT,  Seller  /s/ ML

     Commercial Contract - Improved Property concerning 3103
     I-30 W, Greenville, Texas

  4. FINANCING: Buyer will finance the portion of the sales price under Paragraph 3B as follows:
       A. THIRD PARTY FINANCING:  One or more third party loans
          in the total amount of $.       This contract.
       [ ] (1) is NOT contingent upon Buyer obtaining third party financing.
       [ ] (2) is contingent upon Buyer obtaining third party financing in accordance with the attached

       B.  ASSUMPTION:  In accordance with the attached
           Financing Addendum, Buyer will  assume the existing
           promissory note secured by the  Property , which balance at
           closing   will be $.
       C. SELLER FINANCING: The delivery of a promissory note and deed of trust from Buyer to Seller under the terms of the attached
           Financing Addendum in the amount $.

  5. EARNEST MONEY
       A.  Not later than 3 days after the effective date, Buyer
           must deposit $5,000.00 as earnest money with CHICAGO TITLE C/O MARY FURGASON (title company and escrow agent) at 14607 San Pedro Avenue Suite 175, San Antonio TX 78232 (title company's address). Buyer will deposit additional earnest money of $ on or before: [ ] (i) the day after Buyer's right to terminate under Paragraph 7B(3) expires; or [ ] (ii) . The title company is the escrow agent under this contract. /s/ DT /s/ ML

       B. If Buyer fails to timely deposit the earnest money, Seller may terminate this contract by providing written notice to Buyer before Buyer deposits the earnest money and may exercise Seller's remedies under Paragraph 15.

       C. Buyer may instruct the escrow agent to deposit the earnest money in an interest-bearing account at a federally insured financial institution and to credit any interest to Buyer.

  6. TITLE, POLICY, SURVEY, AND UCC SEARCH

       A.   TITLE POLICY:
             (1)  Seller, at Seller's expense, will furnish Buyer an
                Owner's Policy of Title Insurance (the title policy) issued by the title company in the amount of the sales price, dated at or after closing, insuring Buyer against loss under the title policy, subject only to:
           [ ]      (a) those title exceptions permitted by
                        this contract or as may be approved by
                        Buyer in writing; and
           [ ]      (b) the standard  printed  exceptions contained
                        in  the  promulgated form of title policy
                        unless this contract provides otherwise
             (2)  The standard printed exception as to discrepancies,
                conflicts, or shortages in area and boundary lines, or any encroachments or protrusions, or any overlapping improvements:
           [x]      (a) will not be amended  or  deleted
                        from the title policy
           [ ]      (b) will  be  amended  to   read
                        "shortages  in  areas" at the expense
                        of  [  ] Buyer [ ] Seller

             (3)  Buyer may object to any restrictive covenants on the
                Property within the time required under Paragraph 6D.
             (4)  Within 30 days after the effective date, Seller will
                furnish Buyer a commitment for title insurance (the
                commitment) including legible copies of recorded documents evidencing title exceptions, Seller authorizes the title company to deliver the commitment and related documents to Buyer at Buyer's address.

     Initialed  for Identification by Buyer /s/ DT,Seller /s/ ML

Commercial Contract - Improved Property concerning 3103 I-30
W, Greenville, TX

       B. SURVEY:
             (1)  Within 30 days after the effective date:
           [x]      (a)  Buyer will obtain a survey of the
                         Property at Buyer's expense and deliver
                         a   copy  of  the  survey  to Seller.
                         /s/ DT  /s/ ML
           [ ]      (b)  Seller,at  Seller's  expense, will
                         furnish Buyer a  survey  of  the Property
                         dated after the effective date.

           [ ]      (c)  Seller will deliver a true and correct
                         copy of Seller's existing survey of the Property dated. Seller, at Seller's expense:

                 [ ]     (i)  will have the existing survey
                         recertified on a date not earlier than __.
                 [ ] (ii) will not have the existing survey recertified. Seller [] will [] will not deliver to the title company an affidavit required by the title company for approval of the survey that states that Seller knows of no changes or alterations to the Property as depicted on the survey.

             (2) The survey required under Paragraph 5B(1) must be made by a Registered Professional Land Surveyor acceptable to the title company. The survey must:
                  (i)  identify  the Property by  metes  and
                  bounds or platted lot description;

                  (ii) show that the survey  was  made
                  and staked on the ground with corners permanently marked;

                  (iii)set  forth the  dimensions  and total area
                  of the Property;

                  (iv)        show  the  location   of   all
                  improvements,  highways,  streets,  roads,
                  railroads,   rivers,   creeks   or   other
                  waterways, fences, easements, and  rights-
                  of-way  on the Property with all easements
                  and   rights-of-way  referenced  to  their
                  recording information;

                  (v)       show   any   discrepancies    or
                  conflicts   in  boundaries,  any   visible
                  encroachments,  and  any  portion  of  the
                  Property lying in a  special flood  hazard
                  area  (an "A" or "V" zone as shown on  the
                  current   Federal   Emergency   Management
                  Agency  (FEMA) flood insurance rate  map);
                  and

                  (vi) contain the surveyor's certificate that the survey is true and correct.

       C. UCC SEARCH:
          [x](1)  Within 30 days after  the  effective
                date, Seller, at Seller's expense, will furnish
                Buyer          a  Uniform  Commercial   Code
                (UCC)   search  prepared  by   a   reporting
                service and dated after the effective  date.
                The  search must identify documents that are
                on  file  with the Texas Secretary of  State
                and   the  county  where  the  Property   is
                located   that   relate  to   all   personal
                property  on  the  Property  and  show,   as
                debtor, Seller and all other owners of the personal property in the last 5 years.
          [ ](2) Buyer does not require Seller to furnish a UCC search.

       D. BUYER'S OBJECTIONS TO THE COMMITMENT, SURVEY, AND UCC
          SEARCH:
             (1)  Within  20 days after Buyer  receives  the
                commitment, copies of the documents evidencing
                title exceptions, any required survey, and any required UCC search, Buyer may object to matters disclosed in the items if:
                    (a)  the   matters   disclosed constitute a
                         defect or encumbrance to title to the
                         real or personal  property described
                         in Paragraph 2 other than those permitted by this contract or liens that Seller will satisfy at closing or Buyer will assume at closing; or
                    (b) the items show that any part of the Property lies in a special flood hazard area (an "A" or "V" zone as defined by FEMA);


     Initialed  for Identification by Buyer /s/  DT,  Seller
     /s/ ML

Commercial Contract - Improved Property concerning 3103 I-30
W, Greenville, TX

             (2) Seller may, but is not obligated to, cure Buyer's timely objections within 20 days after Seller receives the objections. The closing date will be extended as necessary to cure the objections. If Seller fails to cure the objections by the time required, Buyer may terminate this contract by providing written notice to Seller within 5 days after the time by which Seller must cure the objections. If Buyer terminates, the earnest money, less any independent consideration under Paragraph 7B(3)(a), will be refunded to Buyer.

             (3) Buyer's failure to timely object or terminate under this Paragraph 6D is a waiver of Buyer's right to object except that Buyer will not waive the requirements in Schedule C of the commitment.

  7.  PROPERTY CONDITION: (check A or B only.)
   [x] A. PRESENT CONDITION: (check (1) or (2) only.)

          [x](1) Buyer accepts the Property in its present "as-is" condition.

          [ ](2) Buyer  accepts  the  Property  in   its
             present   condition  expect   that   Seller,   at
             Seller's expense will complete the following before closing:

   [x] B. FEASIBILITY:

             (1) DELIVERY OF PROPERTY INFORMATION: Within
             30 days after the effective date, Seller will deliver to Buyer the following items to the extent that the items are in Seller's possession or are readily available to Seller. Any item not delivered is deemed not to be in Seller's possession or readily available to Seller. The items Seller will deliver are:

                    (a) current rent roll of all leases affecting the Property certified by Seller as true and correct;
                    (b) copies of all current leases pertaining to the Property, including any modifications, supplements, or amendments to the leases;
                    (c) a current inventory of all personal property to be conveyed under this contract;
                    (d)  copies of all notes and deeds of trust
                         against the Property that Buyer will assume or that Seller will not pay in full on or before closing;
                    (e) copies of all current service, maintenance, and management agreements relating to the ownership and operation of the Property;
                    (f) copies of current utility capacity letters from the Property's water and sewer service provider;
                    (g)  copies of all current warranties and
                         guaranties relating to all or part of the Property;
                    (h) copies of fire, hazard, liability, and other insurance policies that currently relate to the Property;
                    (i)  copies of all leasing or commission
                         agreements that currently relate to all or part of the Property;
                    (j)  a copy of the "as built" plans and
                         specifications and plat of the property
                    (k) copies of all invoices for utilities and repairs incurred by Seller for the Property in the 24 months immediately preceding the effective date;
                    (l)  a copy of Seller's income and expense
                         statement for the Property from __to __;
                    (m)  copies of all previous environmental
                         assessments, studies, or analyses made
                         on or relating to the Property;
                    (n) real and personal property tax statements for the Property for the previous 2 calendar years; and
                    (o)

      Initialed for Identification by Buyer /s/ DT, Seller /s/ ML

Commercial Contract - Improved Property concerning 3103 I-30
W, Greenville, TX

             (2) INSPECTIONS, STUDIES, OR ASSESSMENTS:

                    (a)  Within   60   days receipt  of title
                         commitment and survey  the effective
                         date, Buyer, at Buyer's  expense,
                         may   complete  or  cause  to  be
                         completed inspections, studies, or
                         assessments of the Property, including
                         all improvements and fixtures. Inspections, studies, or assessments may include, but are not limited to:

                         (i)   physical   property   inspections
                         (for example, structural pest  control,
                         mechanical, structural, electrical, and plumbing inspections);
                         (ii)  economic feasibility studies;
                         (iii) environmental assessments (for
                         example, soil test, air sampling, and paint sampling);
                         (iv)  engineering studies; and
                         (v)   compliance inspections (for example,
                         compliance determination with zoning
                         ordinances, restrictions, building codes, and statues).

                    (b)  Seller, at Seller's   expense,
                         will   turn   on   all utilities
                         necessary  for  Buyer   to   make
                         inspections, studies, or assessments.
                    (c)  Buyer must:
                         (i)   employ only  trained  and qualified
                         inspectors  and  assessors;
                         (ii)  notify Seller, in advance, of when
                         the inspectors or assessors will be on the property

                         (iii) abide by any reasonable entry rules
                         or  requirements that Seller may require
                         (iv)  not interfere   with  existing
                         operations or occupants of the Property; and

                         (v)  restore the Property to its original
                         condition  if  altered due to inspections,
                         studies,   or   assessments   that   Buyer
                         completes or causes to be completed.

                    (d) Except for those matters that arise from the negligence of Seller or Seller's agents, Buyer is responsible for any claim, l liability, encumbrance, cause of action, and expense resulting from Buyer's inspections, studies, or assessments, including any property damage or personal injury. Buyer will indemnify, hold harmless, and defend Seller and Seller's agents a against any claim involving a matter for which Buyer is responsible under this paragraph. This paragraph survives termination of this contract.

             (3) FEASIBILITY PERIOD AND RIGHT TO TERMINATE:   Buyer
             may terminate this contract for any reason within 60 days after receipt of title, commitment and survey the effective date by providing Seller with written notice of termination. If Buyer does not terminate within the time required, Buyer accepts the Property in its present "as if" condition with any repairs seller is obligated to complete under this contract. (Check only one box.)

                 [x](a) If Buyer terminates under this Paragraph 7B(3), the earnest money will be refunded to Buyer
                         less  $1000  that  Seller  will  retain   as
                         independent consideration for Buyer's  right
                         to   terminate.   Buyer  has  tendered   the
                         independent  consideration  to  Seller  upon
                         payment  of  the  full amount  specified  in
                         Paragraph  5  to  the  escrow  agent.    The
                         independent consideration is to be credited to the sales price only upon closing of the sale.

                 [ ](b)  Buyer  has  paid  Seller  $  ___   as
                         independent consideration for Buyer's  right
                         to   terminate  by  tendering  such   amount
                         directly  to Seller or Seller's  agent.   If
                         Buyer   terminates  under   this   Paragraph
                         7B(3),  the  earnest money will be  refunded
                         to   Buyer   and  Seller  will  retain   the
                         independent consideration. The independent consideration [ ] will [ ] will not be credited to the sales price upon closing of the sale.

     Initialed  for Identification by Buyer /s/  DT, Seller /s/ ML

Commercial Contract - Improved Property concerning 3103 I-30
W, Greenville, TX

             (4) RETURN OF PROPERTY INFORMATION: If this contract terminates for any reason, Buyer will, not later than 10 days after the termination date (i) return to Seller all those items described in Paragraph 7B(1) THAT Seller delivered to Buyer and all copies that Buyer made of those items; and (ii) deliver copies of all inspection and assessment reports (excluding economic feasibility studies) related to the Property that Buyer completed or caused to be completed. This Paragraph 7B(4) survives termination of this contract.

             (5) CONTRACT AFFECTING OPERATIONS: After Buyer's right to terminate under Paragraph 7B(3) expires, Seller may not enter into, amend or terminate any other contract that affects the operations of the Property without Buyer's prior written approval.

  8. BROKERS:
       A. The brokers to this sale are:
                                     Shuler  and  Associates Real Estate
          Cooperating Broker Lic.No. Principal Broker       Lic.No.

                                     By: Genny Coleman

          Address                    Address

                                     866-476-6700      903-572-8587
          Phone               Fax    Phone                  Fax

          Cooperating Broker represents buyer.
                              Principal Broker: (Check only one box.)
                                      [ ]  represents Seller only.
                                      [x]  represents Buyer only.
                                      [ ]  is an intermediary between
                                           Seller and Buyer.

      B.  FEES: (Check only one box.)

         [x] (1)   Seller  will  pay  Principal
             Broker the fee specified by separate written commission agreement between Principal Broker and Seller. Principal Broker will pay Cooperating Broker the fee specified in the
             Agreement Between Brokers found below the parties' signatures to this contract.

         [x] (2) At the closing of this sale, Seller will pay:

                 Cooperating Broker a total cash fee of:
                 [ ] ______% of the sales price.

                 Principal Broker a total cash fee of:
                 [ ] ___4__% of the sales price. /s/ DT /s/ ML

             The  case  fees  will be paid in  Hunt  County,
             Texas.   Seller authorizes escrow agent to  pay
             the brokers from the Seller's proceeds at closing.

             NOTICE:   Chapter  62,  Texas  Property   Code,
             authorizes  a  broker  to  secure   an   earned
             commission with a lien against the Property.

      C.  The  parties  may not amend this  Paragraph  8
          without   the  written  consent  of  the  brokers
          affected by the amendment.

  9. CLOSING:
      A. The closing of the sale will be on or before 90 days after receipt of title, commitment and survey or within 7 days after objections to title have been cured, whichever date is later ( the closing date). If either party fails to close by the closing date, the non-defaulting party may exercise the remedies in Paragraph 15.

     Initialed  for Identification by Buyer /s/ DT, Seller /s/ ML

Commercial Contract - Improved Property concerning 3103 I-30
W, Greenville, TX

      B.  At closing, Seller will execute and deliver,
          at  Seller's  expense, a [ ] general [x]  special
          warranty  deed.  The deed must include a vendor's
          lien  if any part of the sales price is financed.
          The  deed must convey good and indefeasible title
          to  the  Property  and show no  exceptions  other
          than  those permitted under Paragraph 6 or  other
          provisions of this contract.  Seller must  convey
          the Property at closing:      /s/ DR /s/ ML

             (1) with  no  liens,  assessments,   or
             Uniform   Commercial  Code  or  other  security
             interests against the Property which will not be satisfied out of the sales price unless securing loans Buyer assumes;

             (2) without any assumed loans in  default; and

             (3)  with no persons in possession of  any
             part of the Property as lessees, tenants at sufferance, or trespassers except tenants under the written leases assigned to Buyer under this contract.

      C.  At closing, Seller, at Seller's expense, will also deliver:

             (1) tax statements showing no delinquent
             taxes on the Property;
             (2) a  bill  of sale with warranties  to
             title conveying title, free and clear of all liens, to any personal property defined as part of the Property in Paragraph 2 or sold under this contract;
             (3) an assignment of all leases to or  on
             the Property;
             (4) to  the  extent that  the  following
             items are assignable, an assignment to Buyer of the following items as they relate to the Property or its operations;
                    (a)  licenses and permits;
                    (b)  maintenance,  management, and other
                         contracts; and
                    (c)  warranties and guaranties;
             (5) a rent roll current on the day of the closing certified by Seller as true and correct;
             (6) evidence  that the person  executing
             this   contract   is   legally   capable    and
             authorized to bind Seller; and
             (7)     and     notices,    statements,
             certificates, affidavits, releases,  and  other
             documents   required  by  this  contract,   the
             commitment, or law necessary for the closing of the sale and the issuance of the title policy, all of which must be completed and executed by Seller as necessary.

      D. At closing, Buyer will:

             (1) pay the sales price in good funds acceptable to the escrow agent;
             (2)   deliver  evidence  that  the  person
             executing this contract is legally capable and authorized to bind Buyer;
             (3)   execute  and  deliver  any  notices,
             statements, certificates, or other documents required by this contract or law necessary to close the sale.

      E. Unless  the  parties agree  otherwise,  the
           closing  documents will be as found in the  basic
           forms in the current edition of the State Bar  of
           Texas  Real  Estate  Forms  Manual  without   any
           additional clauses.

 10. POSSESSION: Seller will deliver possession of the Property to Buyer upon closing and funding of this sale in its present condition with any repairs Seller is obligated to complete under this contract, ordinary wear and tear excepted. Until closing, Seller will operate the Property in the same manner as on the effective date and will not transfer or dispose of any of the personal property described in Paragraph 2B or sold under this contract. Any possession by Buyer before closing or by Seller after closing that is not authorized by a separate written lease agreement is a landlord-tenant at sufferance relationship between the parties.

 11. SPECIAL PROVISIONS: (Identify exhibit if special provisions are contained in an attachment.)

       Buyer , at Buyer's expense, may obtain EPA Inspection
       Seller agrees to pay any outstanding tax liens  that
       Seller has against personal property, 6.D.(2)
       /s/ DT  /s/ ML

     Initialed for Identification by Buyer /s/ DT, Seller /s/ ML

Commercial Contract - Improved Property concerning 3103 I-30
W, Greenville, TX

  12.  SALES EXPENSES:

      A. SELLERS  EXPENSES:  Seller  will  pay  for  the
         following at or before closing:
             (1) releases  of  existing  liens,
             other   than  those  liens  assumed  by  Buyer,
             including  prepayment penalties  and  recording fees;
             (2) release of Seller's loan liability, if applicable;
             (3) tax statements or certificates;
             (4) preparation of the deed and any bill of sale;
             (5) one-half of any escrow fee;
             (6)  costs to record ay documents  to  cure
             title objections that Seller must cure; and
             (7)  other  expenses that Seller  will  pay
             under other provisions of this contract.

      B. BUYER'S  EXPENSES:   Buyer  will  pay  for  the
         following at or before closing:
             (1)   all  loan  expenses  (for  example,
             application  fees, origination  fees,  discount
             fees,    buy-down   fees,   commitment    fees,
             appraisal   fees,  assumption  fees,  recording
             fees,  tax service fees, mortgage title  policy
             expenses,   credit   report   fees,    document
             preparation   fees,   interest   expense   that
             Buyer's  lender  requires  Buyer  to   pay   at
             closing,   loan   related   inspection    fees,
             amortization   schedule  fees,  courier   fees,
             underwriting fees, wire transfer fees, and other fees, required by Buyer's lender);
             (2) preparation fees of any deed of trust;
             (3) recording fees for the deed and any deed of trust;
             (4) premiums for flood and hazard insurance as may be required by Buyer's lender;
             (5) one-half of any escrow fee;
             (6)   copy and delivery fees for  delivery
             of  the title commitment and related documents;
             and
             (7) other expenses that Buyer will pay under other

  13. PRORATIONS, ROLLBACK TAXES, ESTOPPEL CERTIFICATES, RENT,
      AND DEPOSITS:

      A.  PRORATIONS:
             (1)   Interest on any assumed loan, taxes,
             rents, and any expense reimbursements from tenants on the closing date, taxes will be prorated through the closing date.
             (2)   If  the amount of ad valorem   taxes
             for the year in which the sale closes is not available on the closing date, taxes will be prorated on the basis of taxes assessed in the previous year. If the taxes for the year in which the sale closes vary from the amount prorated at closing, the parties will adjust the prorations when the tax statements for the year in which the sale closes become available. This Paragraph 13A(2) survives closing.
             (3)   If Buyer assumes a loan or is taking
             the Property subject to an existing lien, Seller will transfer all reserve deposits held by the lender for the payment of taxes, insurance premiums, and other charges to Buyer at closing and Buyer will reimburse such amounts to Seller by an appropriate adjustment at closing.




     Initialed  for Identification by Buyer /s/ DT, Seller /s/ ML

Commercial Contract - Improved Property concerning 3103 I-30
W, Greenville, TX

      B. ROLLBACK TAXES: If Seller changes the use of the Property before closing or if a denial of a special valuation on the Property claimed by Seller results in the assessment of additional taxes, penalties, or interest (assessments) for periods before closing, the assessments will be the obligation of Seller. If this sale or Buyer's use of the Property after closing results in additional assessments for periods before closing, the assessments will be the obligation of Buyer. This Paragraph 13B survives closing.

  14.  CASUALTY LOSS AND CONDEMNATION:
      A. If any part of the Property is damages or destroyed by fire or other casualty after the effective date, Seller must restore the Property to its previous condition as soon as reasonably possible and not later than the closing date. If, without fault, Seller is unable to do so, Buyer may:

             (1)   terminate  this  contract  and  the
             earnest money, less any independent consideration under Paragraph 7B(3)(a), will be refunded to Buyer;
             (2)   extend  the time for performance  up
             to  15  days  and  the  closing  date  will  be
             extended as necessary; or
             (3)   accept at closing; (i) the  Property
             in  its  damaged condition; (ii) an  assignment
             of any insurance proceeds Seller is entitled to receive along with the insurer's consent to the assignment; and (iii) a credit to the sales price in the amount of any unpaid deductible under the policy for the loss.
      B.  If before    closing,    condemnation
          proceedings are commenced against any  part  of
          the Property, Buyer may;
             (1)   terminate this contract by providing
             written notice to Seller within 15 days after Buyer is advised of the condemnation proceedings and the earnest money, less any independent consideration under Paragraph 7B(3)(a), will be refunded to Buyer; or
             (2)   appear  and defend the  condemnation
             proceedings and any award will, at Buyer's election, belong to:
                    (a)   Seller and the sales price will
                          be reduced by the same amount; or
                    (b)   Buyer and the sales price  will
                          not be reduced.


     Initialed  for Identification by Buyer /s/ DT, Seller /s/ ML

Commercial Contract - Improved Property concerning 3103 I-30
W, Greenville, TX

  15.  DEFAULT:

      A. If Buyer fails to comply with this contract, Buyer is in default and Seller may:

             (1)   terminate this contract and  receive
             the   earnest  money  as  liquidated   damages,
             thereby   releasing  the  parties   from   this
             contract; or
             (2)   enforce  specific  performance,  or
             seek  other relief as may be provided  by  law,
             or both.
      B. If,  without fail, Seller is unable  within
         the   time   allowed  to  deliver  the   estoppel
         certificates or the commitment, Buyer may:
             (1)   terminate this contract and  receive
             the   earnest   money,  less  any   independent
             consideration under Paragraph 7B(3)(a), as the sole remedy; or
             (2)   extend  the time for performance  up
             to 15 days and the closing will be extended as necessary.

      C. Except  as  provided in Paragraph  15B,  if
         Seller   fails  to  comply  with  this  contract,
         Seller is in default and Buyer may:
             (1)   terminate this contract and  receive
             the   earnest   money,  less  any   independent
             consideration  under  Paragraph  7B(3)(a),   as
             liquidated   damages,  thereby  releasing   the
             parties from this contract; or
             (2)   enforce  specific  performance,  or
             seek such that other relief as may be provided by law, or both.

  16.  ATTORNEY'S FEES:   If Buyer, Seller, any broker,
       or any escrow agent is a prevailing party in any legal proceeding brought under or with relation to this contract or this transaction, such party is entitled to recover from the non-prevailing parties all costs of such proceeding and reasonable attorney's fees. This Paragraph 16 survives termination of this contract.

  17.  ESCROW:

      A. At closing, the earnest money will be applied first to any cash down payment, then to Buyer's closing costs, and any excess will be refunded to Buyer.
      B. If both parties make written demand for the earnest money, escrow agent may require payment of unpaid expenses incurred on behalf of the parties and a written release of liability of escrow agent from all parties.

      C. If one party makes written demand for the earnest money, escrow agent will give notice of the demand by providing to the other party a copy of the demand. If escrow agent does not receive written objection to the demand from the other party within 30 days after the date escrow agent sent the demand to the other party, escrow agent may disburse the earnest money to the party making demand, reduced by the amount of unpaid expenses incurred on behalf of the party receiving the earnest money and escrow agent may pay the same to the creditors.

      D.  Escrow  agent will deduct any independent
          consideration  under  Paragraph  7B(3)(a)  before
          disbursing  any earnest money to Buyer  and  will
          pay the independent consideration to Seller.
      E.  If escrow agent complies with this Paragraph
          17,  each party hereby releases escrow agent from
          all  claims  related  to  the  disbursal  of  the
          earnest money.
      F.  Notices under this Paragraph 17, must  be
          sent    by   certified   mail,   return   receipt
          requested.    Notices   to   escrow   agent   are
          effective upon receipt by escrow agent.
  18.  MATERIAL FACTS:
      A.  To  the best of  Seller's knowledge and belief:
          (Check (1) or (2) only.)


     Initialed  for Identification by Buyer /s/ DT, Seller /s/ ML

Commercial Contract - Improved Property concerning 3103 I-30
W, Greenville, TX

          [x](1) Seller  has   been   an
             absentee  landlord.  Consequently,  Seller  has
             little   if  any  knowledge  of  the   physical
             characteristics of the property.  /s/ DT
          [ ](2)  Seller is not aware of any  of
             the  following,  except as described  otherwise
             in the contract:
                    (a)  any  subsurface: structures, pits,  waste,
                         springs, or improvements;
                    (b)  any  pending   or threatened litigation,
                         condemnation, or assessment  affecting
                         the  Property  *  see below
                    (c)  any environmental hazards or conditions that
                         affect the Property;
                    (d)  whether the Property  is  or  has  been
                         used for the storage  or disposal of
                         hazardous  materials or  toxic waste,
                         a dump site or landfill, or any underground
                         tanks or containers;
                    (e)  whether radon, asbestos  insulation
                         or fireproofing,  urea-formaldehyde
                         foam  insulation,  lead-based paint,
                         toxic  mold (to the extent  that  it
                         adversely  affects  the health  of  ordinary
                         occupants),    or   other   pollutants    or
                         contaminants  of  any nature  now  exist  or
                         ever existed on the Property;
                    (f)  whether wetlands as  defined  by  federal
                         or  state  law  or regulation, are on the
                         Property;
                    (g)  whether threatened  or endangered species
                         or their habitat are on the Property; and
                    (h)  any  material  physical  defects  in   the
                         improvements on the Property.
                    (Describe  any  exceptions  to  (a)-(g)  in
                    Paragraph 11 or an addendum.)

                        * 2(b)  Seller is  aware that the county
                          taxing authorities have   placed   a
                          lien  on  the   remaining personal
                          property located in the  Property. /s/ DT

      B.  Each written lease Seller is to furnish  to
          Buyer  under this contract must be in  full  force
          and   effect   according  to  its  terms   without
          amendment or modification that is not disclosed to
          Buyer  in  writing.   Seller  must  disclose,   in
          writing, to Buyer if any of the following exist at the time Seller provides the leases to the Buyer or subsequently occur before closing:
             (1)  any  modifications,  amendments,   or
             default by landlord or tenant under the leases;
             (2)  any  failure by Seller to comply  with
             Seller's obligations under the leases;
             (3)   any  circumstances under  any  lease
             that entitle the tenant to terminate the lease or seek any offsets or damages;
             (4) any non-occupancy of the leased premises
             by a tenant;
             (5) any advance sums paid by a tenant under
             any lease;
             (6)    any  concessions,  bonuses,   free
             rents,   rebates,  brokerage  commissions,   or
             other matters that affect any lease; and
             (7)   any amounts payable under the leases
             that  have been assigned or encumbered,  except
             as   security  for  loan(s)  assumed  or  taken
             subject to under this contract.
  19.  NOTICES:  All notices between the parties under
       this contract must be in writing and are effective when hand-delivered, mailed by certified mail return receipt requested, or sent by facsimile transmission to the parties' addresses or facsimile numbers stated in
       Paragraph  1.   The  parties will send  copies  of  any
       notices to the broker representing the party to whom the notices are sent.

  20. FEDERAL TAX REQUIREMENT: If Seller is a "foreign person" as defined by applicable law, or if Seller fails to deliver at closing an affidavit that Seller is not a foreign person, then Buyer will withhold from the sales proceeds at closing an amount sufficient to comply with applicable tax law and deliver the amount withheld to the internal Revenue Service (IRS), together with appropriate tax forms. IRS regulations require filing written reports if currency in excess of specified amounts is received in the transaction.

  21.  DISPUTE RESOLUTION:  The parties agree  to
       negotiate in good faith in an effort to resolve any dispute related to this contract that may arise. If the dispute cannot be resolved by negotiation, the parties will submit the dispute to mediation before resorting to arbitration or litigation and will equally share the costs of a mutually acceptable mediator. This paragraph survives termination of this contract. This paragraph does not preclude a party from seeking equitable relief from a court of competent jurisdiction.

  22.  AGREEMENT OF THE PARTIES:
      A.  This  contract is binding on  the  parties,
          their    heirs,    executors,    representatives,
          successors, and permitted assigns.

       Initialed for Identification by Buyer /s/ DT, Seller /s/ ML

Commercial Contract - Improved Property concerning 3103 I-30
W, Greenville, TX

      B.  This  contract is to be construed in accordance
          with the laws of the State of Texas.
      C.  This contract contains the entire agreement
          of  the parties and may not be changed except  in
          writing.
      D. If this contract is executed in a number of identical counterparts, each counterpart is an
          original   and  all  counterparts,  collectively,
          constitute one agreement.
      E. Buyer [x] may [ ] may not assign this contract, if Buyer assigns this contract, Buyer will be relieved of any future liability under this contract only if the assignee assumes, in writing, all of Buyer's obligations under this contract as determined by the seller. /s/ DT /s/ ML
      F.  Addenda which are part of this contract are:
          (Check all that apply.)
          [ ](1) Property   Description   Exhibit
             identified in Paragraph 2;
          [ ](2) Condominium Addendum;
          [ ](3) Financing Addendum;
          [ ](4) Commercial   Property   Condition
             Statement;
          [ ](5) Addendum for Seller's  Disclosure  of
             Information  on  Lead-Based Paint and  Lead-Based
             Paint Hazards;
          [ ](6) Notice to Purchaser of Real  Property
             in a Water District (MUD);
          [ ](7) Addendum for Coastal Area Property
          [ ](8) Addendum for Property Located Seaward
              of the Gulf Intracoastal Waterway; and
          [ ](9)______________________
           (Note: Counsel for the Texas Association  of
           REALTORS  (TAR) has determined that  any  of  the
           foregoing addendum which are promulgated by the Texas Real Estate Commission (TREC) or published by TAR are appropriate for use with this form.)

  23.  TIME:   Time  is of the essence in this  contract.
       The parties require strict compliance with the times for performance. If the last day to perform under a provision of this contract falls on a Saturday, Sunday or legal holiday, the time for performance is extended until the end of the next day which is not a Saturday, Sunday or legal holiday.

  24.  EFFECTIVE  DATE:     The effective  date  of  this
       contract  for  the  purpose  of  performance   of   all
       obligations is the date the escrow agent receipts this contract after all parties execute this contract.

  25.  ADDITIONAL NOTICES:
      A. Buyer should have an abstract covering the Property examined by an attorney of Buyer's selection, or Buyer should be furnished with or obtain a title policy.

      B.  If  the Property is situated in a utility
          or  other  statutorily created district providing
          water,   sewer,   drainage,  or   flood   control
          facilities and services, Chapter 49, Texas  Water
          Code, requires Seller to deliver and Buyer to sign the statutory notice relating to the tax rate, bonded indebtedness, or standby fees of the district before final execution of this contract.

      C.  If  the Property adjoins or shares a common
          boundary  with  the tidally influenced  submerged
          lands   of  the  state,  33.135,  Texas   Natural
          Resources   Code,  requires  a  notice  regarding
          coastal area property to be included as part of this contract.

      D.  If  the Property is located seaward of  the
          Gulf   Intracoastal   Waterway,   51.025,   Texas
          Natural   Resources  Code,  requires   a   notice
          regarding the seaward location of the Property to be included as part of this contract.



     Initialed for Identification by Buyer /s/ DT, Seller /s/ ML

Commercial Contract - Improved Property concerning 3103 I-30
W, Greenville, TX

      E.  If  the  Property is located outside  the
          limits  of a municipality, the Property  may  now
          or  later  be  included in the  extra-territorial
          jurisdiction (ETJ) of a municipality and may  now
          or   later  be  subject  to  annexation  by   the
          municipality.  Each municipality maintains a  map
          that   depicts  its  boundaries  and   ETJ.    To
          determine if the Property is located within a municipality's ETJ, Buyer should contact all municipalities located in the general proximity of the Property for further information.

      F. If apartments or other residential units are on the Property and the units were built before 1978, federal law requires a lead-based paint and hazard disclosure statement to be made part of this contract.

      G.  Brokers  are  not  qualified  to  perform
          property    inspections,   surveys,   engineering
          studies,     environmental    assessments,     or
          inspections to determine compliance with  zoning,
          governmental regulations, or laws.  Buyer  should
          seek    experts   to   perform   such   services.
          Selection of experts, inspectors, and repairmen is the responsibility of Buyer and not the brokers.

  26. CONTRACT AS OFFER: The execution of this contract the first party constitutes an offer to buy or sell the Property. Unless the other party accepts the offer by 5:00 p.m., in the time zone in which the Property is located, on December 27, 2002 the offer will lapse and become null and void.

READ THIS CONTRACT CAREFULLY. The brokers and agents make no representation or recommendation as to the legal sufficiency, legal effect, or tax consequences of this
document  or  transaction.   CONSULT  your  attorney  BEFORE
signing.

Buyer's                        Seller's
Attorney  is:                  Attorney is:

Buyer: /s/ David Trollinger    Seller: AEI REAL ESTATE FUND XV
                                     LIMITED PARTNERSHIP

By:                            By: /s/ Mark E. Larson
Printed Name: David Trollinger Printed Name:  Mark E. Larson
Title:                         Title: CFO

Buyer:                          Seller:
By:                             By:
Printed   Name:                 Printed Name:
Title:                          Title: